Exhibit 99.4

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT
(Intercompany Receivables)

This Assignment and Assumption Agreement (“Assignment”) is made as of this 16th day of September, 2011, by and between CREATIVE VISTAS, INC., an Arizona corporation (“Assignor”) and CANCABLE HOLDING CORP., a Delaware corporation (“Assignee”).

RECITALS

A.         Cancable Inc., an Ontario Corporation (“Cancable Canada”), and Cancable, Inc., a Nevada corporation (“Cancable US”) are indebted to Assignor as follows: (i) principal amount of US$1,970,000 owed by Cancable US; (ii) principal amount of US$1,133,556 owed by Cancable Canada; (iii) accrued but unpaid interest with respect to items (i) and (ii), in the aggregate amount, as of August 31, 2011, of US$903,449; and (iv) the amount of CAD$787,265 owed by Cancable Canada (which item (iii) was previously owed to A.C. Technical Systems Ltd. as a management fee) (collectively, the “Intercompany Receivables”).

B.          Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, the Intercompany Receivables.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, the undersigned agree as follows:

1.           Assignment.  From and after the date hereof, Assignor hereby transfers, conveys and assigns to Assignee all right, title and interest of Assignor in, to and under the Intercompany Receivables, and hereby grants and delegates to Assignee any and all of the duties and obligations of Assignor with respect to the Intercompany Receivables.

2.           Assumption.  From and after the date hereof, Assignee hereby accepts the assignment of the Intercompany Receivables, and hereby assumes and agrees to observe, perform any and all of the duties and obligations of Assignor with respect to the Intercompany Receivables.

3.           Governing Law.  This Assignment and Assignor’s and Assignee’s rights, liabilities, and duties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

4.           Consent to Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in the State of New York, County of New York in any and all actions between or among any of the parties hereto, with respect to the subject matter hereof, and waive any objection based on lack of jurisdiction, forum non conveniens, improper venue or otherwise to the jurisdiction of such courts.

5.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

6.           Headings.  The headings of the paragraphs of this Assignment have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or be used in any manner in the interpretation of this Assignment.

7.           Incorporation of Recitals.  The recitals set forth above are hereby incorporated herein by reference.

8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same legal instrument.

9.           Severability.  Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Assignment or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

[Remainder of Page Intentionally Left Blank]

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above-written.

Assignor:

CREATIVE VISTAS, INC.

By:	/s/ Dominic Burns
Name: Dominic Burns
Title: President

Assignee:

CANCABLE HOLDING CORP.

By:	/s/ Dominic Burns
Name: Dominic Burns
Title: President
[Signature Page to Assignment and Assumption Agreement (Receivables)]